UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 19, 2021

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 605, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NETE	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01          Regulation FD Disclosure.

On October 19, 2021, Mullen Technologies, Inc., a California corporation (“Mullen Technologies”), and Mullen Automotive, Inc. (“Mullen”), a California corporation and a wholly-owned subsidiary of Mullen Technologies, submitted to Listing Qualifications at Nasdaq, Inc. (“Nasdaq”), as part of Mullen’s Nasdaq listing application process and at the request of Nasdaq, the following unaudited pro forma condensed balance sheet of Mullen for the purpose of evidencing adequate stockholder’s equity to meet Nasdaq listing standards upon closing of the merger (the “Merger”) contemplated by the Second Amended and Restated Agreement and Plan of Merger among Mullen, Mullen Technologies, Net Element, Inc., a Delaware corporation (the “Company”), and Mullen Acquisition, Inc., a California corporation and wholly owned subsidiary of the Company (the “Merger Agreement”).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2021
(in thousands)

	Net Element	Mullen - EV	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments	Pro Forma, As Adjusted*
ASSETS
Current assets:
Cash and cash equivalents	$3,926	$664	$(3,926)	[a]	$40,304	$15,000		$55,304
			20,000	[d]
			10,000	[d]
			11,200	[g]
			(1,560)	[h]
Accounts receivable, net	10,760	-	(10,760)	[a]	-
Due from Mullen Technologies, Inc.	2,040	-	(2,040)	[a]	-
Materials and supplies	-	56	-		56			56
Note receivable, current	-	-	15,000	[i]	15,000			15,000
Other current assets	1,710	765	(1,710)	[a]	765			765
Total current assets, net	18,436	1,485	36,204		56,125	15,000		71,125
Non-current assets:
Property and equipment, net	-	1,300	-		1,300			1,300
Goodwill	7,681	-	(7,681)	[a]	-
Intangibles, net	2,802	2,668	(2,802)	[a]	2,668			2,668
Right-of-use assets	732	2,467	(732)	[a]	2,467			2,467
Other assets	1,122	776	(1,122)	[a]	776			776
Total non-current assets	12,337	7,211	(12,337)		7,211			7,211
TOTAL ASSETS	30,773	8,696	23,867		63,336	15,000		78,336
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	10,043	4,607	(10,043)	[a]	3,397			3,397
			(1,560)	[h]
			350	[f]
Accrued expenses and other current liabilities	3,083	15,498	(3,083)	[a]	15,498			15,498
Deferred revenue	1,461	-	(1,461)	[a]	-
Lease liabilities, current portion	73	569	(73)	[a]	569			569
Notes payable, current portion	520	35,740	(520)	[a]	24,977			24,977
			(10,763)	[c]
Due to related party	346	-	(346)	[a]	-
Total current liabilities	15,526	56,414	(27,499)		44,441			44,441
Non-current liabilities:
Notes payable, net of current portion	8,428	257	(8,428)	[a]	257			257
Lease liabilities, net of current portion	661	2,003	(661)	[a]	2,003			2,003
Other liabilities	-	4,500	-		4,500			4,500
Total non-current liabilities	9,089	6,760	(9,089)	[a]	6,760			6,760
TOTAL LIABILITIES	24,615	63,174	(36,588)		51,201			51,201
STOCKHOLDERS’ EQUITY
Preferred stock	-	-	11	[c]	42			42
			20	[d]
			11	[g]
Common stock	1	-	(1)	[a]	10	15	*	25
			10	[e]

Paid-in-capital	191,722	-	(191,722)	[a]	12,433	14,985	*	27,418
			(54,478)	[b]
			10,752	[c]
			19,980	[d]
			9,990	[e]
			11,189	[g]
			15,000	[j]
Accumulated OCI	(2,147)	-	2,147	[a]	-
Non-controlling interest	(294)	-	294	[a]	-
Accumulated deficit	(183,124)		183,124	[a]	-
			(350)	[f]	(350)			(350)
		(54,478)	54,478	[b]	-
TOTAL STOCKHOLDERS’ EQUITY	6,158	(54,478)	60,455		12,135	15,000		27,135
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$30,773	$8,696	$23,867		$63,336	$15,000		$78,336

Adjustments to the pro forma condensed combined balance sheet:

[a] Reflects deconsolidation of Net Element, Inc.’s business.

[b] Reclassifies Mullen deficit.

[c] Reflects the exchange agreement of $10.8 million in convertible debt to equity transaction that was executed on May 7, 2021.

[d] Reflects equity purchase; $20M issuance of Series C Preferred Stock to Acuitas.

Note: Mullen has entered into an agreement with Esousa to provide a $30.0 million equity line of credit immediately after the Effective Date. This equity line is not included within the Pro Forma Combined Financial Statements.

[e] Pursuant to the Merger Agreement, Net Element, Inc. is committed to fund $10.0 million, less the amounts set forth in Section 6.05(a) of the Merger Agreement (see footnotes (f), (h) and (k) below).

[f] Reflects the costs associated with the Merger of $350,000.

[g] Reflect the amendments to the exchange agreement of $11.2 million in convertible debt to equity transactions that was executed on various dates, beginning July 22, 2021 to September 3, 2021.

[h] Reflects the payment of $1.56 million to Net Element, Inc. related to late fees associated with the initial Form S-4 filing on May 14, 2021.

[i] Reflects the issuance of pre-funded warrants to purchase $15.0 million in shares of common stock for $15.0 million promissory note receivable pursuant to agreement with CEO cast, Inc.

[j] Does not give effect to the amended and restated employment agreement for the Chief Executive Officer and Chief Operating Officer.

[k] Within Current Notes Payable and Accrued Expenses is the $500K unsecured promissory note that Mullen borrowed from Net Element, Inc. The principal amount of the loan carries an interest rate of 14% per annum compounded monthly and payable upon demand.

* Pro Forma Adjusted Financial Statements include 6 months of $2.5M payments from the $30M Esousa equity line through December 31, 2021.

The information contained in this Item 7.01 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act. Many of the equity transactions described in this pro forma balance sheet have not yet occurred. They are expected to occur at the time of or after consummation of the Merger. However, they are subject to a variety of conditions and there is no guaranty that the equity issuances will be made or that the Merger will be effected.

The Company is furnishing the information contained in this Item 7.01 on behalf of Mullen solely at the request of and as an accommodation to Mullen to assist Mullen in complying with Nasdaq’s specific request for Mullen to file this information on a current report on Form 8-K (despite Mullen being not a reporting company and unable to file its own current report on Form 8-K) as a precondition to Nasdaq’s providing a conditional approval of Mullen’s listing application with the Nasdaq.

The Company has had no involvement in the negotiation, preparation, drafting or otherwise of the condensed balance sheet of Mullen or any of the documents and agreements referenced in the footnotes thereto and cannot opine upon the accuracy, completeness or otherwise of the condensed balance sheet of Mullen or the documents and agreements referenced in the footnotes thereto furnished in this Item 7.01 and disclaims any responsibility with respect to all such information.

The Company and Mullen have agreed that, subject to and after the Merger closing, the Company will hold a special meeting of its stockholders within 6 months of such closing to procure approval of an amendment of the Company’s certificate of incorporation to reflect a 3-year sunset provision pertaining to the voting rights associated with the Series A preferred shares (the “Amendment”). Nasdaq’s approval of the post-Merger Company’s listing application will be conditioned on the Amendment becoming effective within 6 months of closing the Merger. If the Amendment fails to become effective within 6 months of closing the Merger, the post-Merger Company’s common stock would become subject to Nasdaq delisting procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2021
NET ELEMENT, INC. By: _/s/ Jeffrey Ginsberg________ Name: Jeffrey Ginsberg Title: Chief Financial Office

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